                                                                    Exhibit 23.1

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

The Registrant was unable to obtain the written consent of Arthur Anderson LLP, to incorporate by reference its report dated March 11, 2002. See Explanatory Note.